EXHIBIT 5.1

                                                 March 20, 2000

eDiets.com, Inc.
3467 West Hillsboro Boulevard, Suite 2
Deerfield Beach, Florida 33442

Ladies and Gentlemen:

We have acted as counsel to eDiets.com, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Securities Act") of a Registration Statement on Form SB-2, including exhibits therein (the "Registration Statement") covering up to 7,919,688 shares of the Company's Common Stock, $.001 per share (the "Shares") and up to 1,815,625 Warrants to purchase Common Stock (the "Warrants").

We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based on the foregoing, we are of the opinion that:

(1) The Shares and the Warrants have been validly authorized and are legally issued, fully paid and non-assessable under the laws of the State of Delaware; and

(2) Assuming the state of the applicable law as it presently exists, the Shares issuable upon exercise of the Warrants, will be, upon issuance in accordance with the terms of the Warrants, legally issued, fully paid and non-assessable under the laws of the State of Delaware.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                  Very truly yours,

                                  /s/ Nason, Yeager, Gerson, White & Lioce, P.A.
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                                      NASON, YEAGER, GERSON, WHITE & LIOCE, P.A.